UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 29, 2026, Vireo Growth Inc. (the “Company”) held its annual general and special meeting of shareholders (the “Annual Meeting”), at which six proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement and management information circular for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 16, 2026 (the “Circular”). A quorum was present for the Annual Meeting. Proposals #1-6 were approved by shareholders, including the election of the seven director nominees. The voting results with respect to each matter are set out below.

Proposal #1

To fix the number of directors of the Company to be elected at seven.

For	Against	Abstentions	Broker Non-Votes
631,224,603	473,650	100,152	—

Proposal #2

To elect Dr. Kyle E. Kingsley, Ross M. Hussey, Victor E. Mancebo, Judd T. Nordquist, John Mazarakis, Michael Steiner and Christopher J. Hagedorn as directors of the Company to take office immediately following the Annual Meeting.

Name	For	Withheld	Broker Non-Votes
Dr. Kyle E. Kingsley	572,951,130	171,555	58,675,720
Ross M. Hussey	556,859,134	16,263,551	58,675,720
Victor E. Mancebo	572,968,705	153,980	58,675,720
Judd T. Nordquist	572,964,102	158,583	58,675,720
John Mazarakis	564,851,073	8,271,612	58,675,720
Michael Steiner	572,976,302	146,383	58,675,720
Christopher J. Hagedorn	572,983,929	138,756	58,675,720

Proposal #3

To consider and, if thought appropriate, to pass an ordinary resolution approving a consolidation of the Company’s outstanding subordinate voting shares, multiple voting shares and the super voting shares, each without par value, at a ratio not less than 20-for-1 and not more than 40-for-1, with the ratio at which the consolidation would be effected to be a ratio within the range to be determined at the discretion of the board of directors of the Company (the “Board”), the full text of which is set forth in Proposal 3 in the Circular.

For	Against	Abstentions	Broker Non-Votes
622,771,167	1,013,130	8,014,108	—

Proposal #4

To appoint Davidson & Company LLP as the auditors of the Company for the ensuing year and to authorize the Board to fix their remuneration.

For	Against	Abstentions	Broker Non-Votes
631,071,841	691,843	34,721	—

Proposal #5

To consider and, if thought appropriate, to pass an ordinary resolution approving a Second Amendment to the Employment Agreement between the Company and John Mazarakis as the Chief Executive Officer of the Company (the “Second Amendment to the Mazarakis Employment Agreement”), as more fully described in the Circular.

For	Against	Abstentions	Broker Non-Votes
446,824,793	31,397,846	94,900,046	58,675,720

Proposal #6

To consider and, if thought appropriate, to pass an ordinary resolution approving a distribution of securities to Mr. Mazarakis in accordance with the Second Amendment to the Mazarakis Employment Agreement, the full text of which is set forth in Proposal 6 in the Circular.

For	Against	Abstentions	Broker Non-Votes
459,058,140	19,155,087	94,909,458	58,675,720

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: June 3, 2026